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                                                                      Exhibit 15

                       AMENDED AND RESTATED UNCONDITIONAL
                          SUBSIDIARY GUARANTY AGREEMENT


                  THIS AMENDED AND RESTATED UNCONDITIONAL SUBSIDIARY GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this "Guaranty"), dated as of November 15, 1999, is made by the subsidiaries of GT Interactive Software Corp. (the "Borrower") identified on the signature pages attached hereto (together with each additional subsidiary who becomes party hereto pursuant to a Joinder Agreement, the "Guarantors", each individually, a "Guarantor"), in favor of First Union National Bank, a national banking association, as administrative agent (the "Administrative Agent"), for the ratable benefit of the Administrative Agent and the financial institutions who are or may from time to time become parties to the Credit Agreement referred to below (the "Lenders"), and California U.S. Holdings, Inc. ("Infogrames U.S.") a wholly-owned Subsidiary of Infogrames Entertainment, SA, a societe anonyme organized under the laws of France.

                              STATEMENT OF PURPOSE

                  Pursuant to the terms of the Credit Agreement, dated as of September 11, 1998 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders and the Administrative Agent, the Lenders agreed to make certain Extensions of Credit to the Borrower as more particularly described therein.

                   In connection with the execution and delivery of the Second Amendment, Waiver and Agreement, dated as of June 29, 1999, under the Credit Agreement, the Guarantors executed and delivered in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, an Unconditional Subsidiary Guaranty Agreement, dated as of June 29, 1999 (as heretofore amended, restated, supplemented or otherwise modified, the "Existing Guaranty Agreement"), pursuant to which the Guarantors guaranteed the Obligations (as defined in the Existing Guaranty Agreement) of the Borrower under the Credit Agreement and the other Loan Documents.

                  The Borrower has advised the Administrative Agent and the Lenders that Infogrames U.S. has agreed to provide a term loan to the Borrower in the original principal amount of $25,000,000 (the "Infogrames Bridge Loan"), as evidenced by, and pursuant to the provisions of, a term note, dated November 15, 1999 (the "Infogrames Bridge Loan Note"), by the Borrower in favor of Infogrames U.S., to be guaranteed by the Guarantors and secured by security interests in substantially all of the assets of the Borrower and the Guarantors, which security interests shall be junior and subordinate to the security interests granted in the Collateral (as defined in the Security Agreement and the Pledge Agreement) to the Administrative Agent, for the ratable benefit of the Lenders and the Administrative Agent.

                  In connection with, among other things, the incurrence of the Infogrames Bridge Loan and the execution and delivery of the Infogrames Bridge Loan Note, the Borrower, the Lenders and the Administrative Agent have agreed to execute a Third Amendment, Consent, Waiver and Agreement, dated as of November 15, 1999 (the "Third Amendment"), under the
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Credit Agreement to, among other things, amend and waive certain provisions thereof and consent to the incurrence of the Infogrames Bridge Loan and the grant of the security interests in favor of Infogrames U.S. as set forth above.

                  The Borrower and each of the Guarantors are members of an affiliated group of corporations and are engaged in related businesses. The proceeds of the Loans and the Infogrames Bridge Loan will be used in part to make valuable transfers to each Guarantor and will inure, directly or indirectly, to the benefit of each of the Guarantors.

                  In connection with the transactions contemplated by the Third Amendment and the Infogrames Bridge Loan Note and as a condition precedent thereto, the Borrower and Infogrames U.S. have requested that the Existing Guaranty Agreement be amended and restated and that each Guarantor execute and deliver this Guaranty to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and to Infogrames U.S., and each of the Guarantors has agreed to do so pursuant to the terms hereof.

                  NOW, THEREFORE, in consideration of the foregoing premises, and to induce (i) the Administrative Agent and the Lenders to enter into the Third Amendment and (ii) Infogrames U.S. to make the Infogrames Bridge Loan, each of the parties hereto hereby agrees as follows:

                  SECTION 1. Definitions. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following term shall have the following meaning:

                  "Bank Obligations" means the Borrower's obligations under the Loan Documents in respect of the unpaid principal of and interest on the Notes (including, without limitation, interest accruing at the then applicable rates provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Lender and the Lenders in respect of the Loans, the Notes, the Letters of Credit, the L/C Obligations, any Hedging Agreements permitted or required under the Credit Agreement, the Concentration Account or any cash management arrangements with any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents, the Letters of Credit, the L/C Obligations, any Hedging Agreements permitted or required under the Credit Agreement, or any other document made, delivered or given in connection herewith in respect of the Bank Obligations or therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).
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                  "Borrower Obligations"  means, collectively the Bank
         Obligations and the Bridge Obligations.

                  "Bridge Obligations" means the Borrower's obligations under the Infogrames Bridge Loan Documents in respect of the unpaid principal of and interest on the Infogrames Bridge Loan Note (including, without limitation, interest accruing at the then applicable rate provided in the Infogrames Bridge Loan Note after the maturity of the Infogrames Bridge Loan and interest accruing at the then applicable rate provided in the Infogrames Bridge Loan Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Borrower to Infogrames U.S. in respect of the Infogrames Bridge Loan or the Infogrames Bridge Loan Note, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Infogrames Bridge Loan Note or the other Infogrames Bridge Loan Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, (a) the obligations of the Borrower under the Infogrames Securities Purchase Agreement to pay or reimburse Infogrames or Infogrames U.S. for costs and expenses (including without limitation, reasonable fees and disbursements of counsel to Infogrames or Infogrames U.S.) incurred or paid by Infogrames or Infogrames U.S. in connection with the Infogrames Securities Purchase Agreement and (b) all reasonable fees and disbursements of counsel to Infogrames U.S. that are required to be paid by the Borrower pursuant to the terms of the Infogrames Bridge Loan Note or any other Infogrames Bridge Loan Document).

                  "Event of Default" means an Event of Default under, and as defined in, the Credit Agreement or the Infogrames Bridge Loan Note.

                  "Infogrames Bridge Loan Documents" means the Infogrames Bridge Loan Note, the Pledge Agreement, the Security Agreement and this Guaranty.

                  "Standstill Expiration Date" shall have the meaning assigned thereto in Section 16.

                  SECTION 2. Guaranty of Obligations of Borrower. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and to Infogrames U.S. and their respective permitted successors, endorsees, transferees and assigns, the prompt payment of all Borrower Obligations when due, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with Infogrames U.S., the Administrative Agent or any Lender or acquired by Infogrames U.S., the Administrative Agent or any Lender through assignment or endorsement, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration,
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mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Borrower Obligations, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations"); provided, that notwithstanding anything to the contrary contained herein, it is the intention of each Guarantor, the Lenders and Infogrames U.S. that in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Section 547, Section 548, Section 550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any such proceeding to such Guarantor and this Guaranty (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that such Guarantor's obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the foregoing proviso and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the foregoing proviso shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The foregoing proviso is intended solely to preserve the rights of the Administrative Agent, the Lenders and Infogrames U.S. hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws, and the foregoing proviso does not constitute nor shall it be construed as an acknowledgment that such Guarantor, any other Loan Party, or any other guarantor or any other Person has or shall have any right or claim under Applicable Insolvency Laws in such proceeding.

                  SECTION 3. Nature of Guaranty. Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement, any other Loan Document, the Infogrames Bridge Loan Note, any other Infogrames Bridge Loan Document or any other agreement, document or instrument to which the Borrower or any Subsidiary thereof is or may become a party;

                  (b) the absence of any action to enforce this Guaranty, the Credit Agreement, any other Loan Document, the Infogrames Bridge Loan Note, any other Infogrames Bridge
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         Loan Document or the waiver or consent by the Administrative Agent, any
         Lender or Infogrames U.S. with respect to any of the provisions of this Guaranty, the Credit Agreement, any other Loan Document, the Infogrames Bridge Loan Note or any other Infogrames Bridge Loan Document, as applicable;

                  (c) the existence, value or condition of, or failure to perfect any Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent, any Lender or Infogrames U.S. in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

                  (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that, subject to the proviso in Section 2 hereof, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations owing hereunder and the termination of the Aggregate Commitment. To the extent permitted by law, each Guarantor expressly waives all rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent, any Lender or Infogrames U.S. to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. To the extent permitted by law, each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent, any Lender or Infogrames U.S. to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent, any Lender or Infogrames U.S. which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent, such Lender or Infogrames U.S., and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent, and the Required Lenders (in the case of Guaranteed Obligations in respect of the Bank Obligations) and Infogrames U.S. (in the case of Guaranteed Obligations in respect of the Bridge Obligations) have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transactions contemplated by the Loan Documents and the Infogrames Bridge Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and the Lenders would decline to enter into the Loan Documents and Infogrames U.S. would decline to enter into the Infogrames Bridge Loan Documents.

                  SECTION 4. Demand by the Administrative Agent or Infogrames U.S. In addition to the terms set forth in Section 3, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Loan Documents or the Infogrames Bridge Loan Documents become, or are declared to be immediately, due and payable in accordance therewith, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent (in the case of Guaranteed Obligations in respect of
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the Bank Obligations) or, subject to Section 15, Infogrames U.S. (in the case of Guaranteed Obligations in respect of the Bridge Obligations), to the Guarantors pay, the outstanding Guaranteed Obligations then due and payable (or declared due and payable) in accordance therewith. Payment by the Guarantors shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations in accordance with Section 14, in immediately available funds to an account designated by the Administrative Agent or at the address referenced herein for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent.

                  SECTION 5. Waivers. In addition to the waivers contained in
Section 3, each Guarantor, to the extent permitted by law, waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent, the Lenders or Infogrames U.S. of, this Guaranty. Each Guarantor further hereby waives, to the extent permitted by Applicable Law, diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Law, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders, Infogrames U.S. (subject to Section 15) or the Borrower whether now existing or which may arise in the future.

                  SECTION 6. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent, the Lenders and Infogrames U.S. and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent, the Lenders and Infogrames U.S., the obligations of the Borrower under the Loan Documents or the Infogrames Bridge Loan Documents, as applicable. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender (in the case of Guaranteed Obligations in respect of the Bank Obligations) or Infogrames U.S. (in the case of Guaranteed Obligations in respect of the Bridge Obligations) to any Person or Persons as permitted under the Loan Documents or the Infogrames Bridge Loan Documents, as applicable, any reference to an "Administrative Agent" or "Lender" or to "Infogrames U.S." herein shall be deemed to refer equally to such Person or Persons.

                  SECTION 7. Modification of Loan Documents etc. If the Administrative Agent, the Lenders or Infogrames U.S. shall at any time or from time to time, with or without the consent of, or notice to, the Guarantors:

                  (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, as applicable;

                  (b) take any action under or in respect of the Loan Documents or the Infogrames Bridge Loan Documents, as applicable, in the exercise of any remedy, power or privilege
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         contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                  (c) amend or modify, in any manner whatsoever, the Loan Documents or the Infogrames Bridge Loan Documents, as applicable;

                  (d) extend or waive the time for performance by any Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document or a Infogrames Bridge Loan Document, as applicable or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                  (e) take and hold security or collateral for the payment of the Guaranteed Obligations, as applicable, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent, the Lenders or Infogrames U.S. have been granted a Lien, to secure any Debt of any Guarantor, any other guarantor or the Borrower to the Administrative Agent, the Lenders or Infogrames U.S.;

                  (f) release anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrower to the Administrative Agent, any Lender or Infogrames U.S.;

                  (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrower are subordinated to the claims of the Administrative Agent, any Lender or Infogrames U.S.; or

                  (h) apply any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor or the Borrower to the Administrative Agent, any Lender or Infogrames U.S., as applicable, in such manner as the Administrative Agent, any Lender or Infogrames U.S. shall determine in its reasonable discretion;

then none of the Administrative Agent, any Lender or Infogrames U.S. shall incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the obligations of any Guarantor under this Guaranty.

                  SECTION 8. Reinstatement. Each Guarantor agrees that, if any payment made by the Borrower or any other Person and applied to the Borrower Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any collateral are required to be refunded by the Administrative Agent, any Lender or Infogrames U.S. to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor's liability hereunder (and any Liens securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall
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have been canceled or surrendered (and if any Liens securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Liens) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor (and such Liens) in respect of the amount of such payment.

                  SECTION 9. Representations and Warranties. To induce the Administrative Agent and the Lenders to make Extensions of Credit and to enter into the Third Amendment, and to induce Infogrames U.S. to extend credit pursuant to the Infogrames Bridge Loan Note, each Guarantor hereby represents and warrants to the Administrative Agent, the Lenders and Infogrames U.S. that:

                  (a) such Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

                  (b) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (c) the execution, delivery and performance of this Guaranty will not violate any material provision of any Applicable Law relating to the Guarantor or any provision of any Material Contract to which such Guarantor is a party, the violation of which could reasonably be expected to have a Material Adverse Effect, and will not result in the creation or imposition of any Lien upon or with respect to any property or revenues of such Guarantor;

                  (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty except where its failure to obtain or make such consent, authorization or filing would not be expected to have a Material Adverse Effect;

                  (e) no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties in each case with respect to this Guaranty or any of the transactions contemplated hereby;

                  (f) such Guarantor has good and valid title to the real property owned by it and a valid leasehold interest in the real property leased by it, and has good and valid title to all of its personal property sufficient to carry on its business as currently conducted free of any and all Liens of any type whatsoever, except those permitted by Section 10.3 of the Credit Agreement; and
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                  (g) as of the date hereof, such Guarantor (i) has capital
         sufficient to carry on its business as currently conducted and is able to pay its debts as they mature and become due, and (ii) owns property having a value, both at fair valuation and at present fair saleable value greater than the amount required to pay its probable liabilities (including contingencies).

                  SECTION 10. Covenants. Each Guarantor hereby covenants and agrees with the Administrative Agent, the Lenders and Infogrames U.S. that until payment in full of the Borrower Obligations and termination of the Aggregate Commitment, each Guarantor shall not take, and shall refrain from taking, any action that would result in a violation of any of the covenants contained in Articles VIII, IX and X of the Credit Agreement.

                  SECTION 11. Remedies. Upon the occurrence and during the continuance of any Event of Default (a) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall and (b) Infogrames U.S. may, subject to
Section 15, enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent or Infogrames U.S. hereunder, under the Loan Documents or the Infogrames Bridge Loan Documents, as applicable, or Applicable Law.

                  SECTION 12. Right of Set Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent, each Lender and, subject to
Section 15, Infogrames U.S. at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon the occurrence and continuance of an Event of Default, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, such Lender or Infogrames U.S. to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent, such Lender or Infogrames U.S., as the case may be, may elect, against or on account of the obligations and liabilities of such Guarantor to the Administrative Agent, the Lenders or Infogrames U.S. hereunder and claims of every nature and description of the Administrative Agent, the Lenders and Infogrames U.S. against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document, the Infogrames Bridge Loan Note or any other Infogrames Bridge Loan Document, as the Administrative Agent, any such Lender or Infogrames U.S., as the case may be, may elect, whether or not the Administrative Agent, such Lender or Infogrames U.S., as the case may be, has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent, each Lender and Infogrames U.S. shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent, such Lender or Infogrames U.S., as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, each Lender and Infogrames U.S. under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, such Lender or Infogrames U.S. may have. The
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proceeds of any such exercise of any such right of set off shall be turned over to the Administrative Agent to be applied to the Guaranteed Obligations pursuant to Section 14.

                  SECTION 13. No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set off or application of funds of any of the Guarantors, by the Administrative Agent, any Lender or Infogrames U.S., or the receipt of any amounts by the Administrative Agent, any Lender or Infogrames U.S. with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights the Administrative Agent, any Lender or Infogrames U.S. against the Borrower or the other Guarantors or against any collateral security held by the Administrative Agent, any Lender or Infogrames U.S. for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent, the Lenders and Infogrames U.S. on account of the Guaranteed Obligations are paid in full and the Aggregate Commitment is terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Lenders and Infogrames U.S., segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 14.

                  SECTION 14. Application of Payments. In order to implement the agreement of the Administrative Agent, on behalf of the Lenders and the Administrative Agent, and Infogrames U.S. with respect to the application of any payments under this Guaranty on account of the Guaranteed Obligations, any payments received shall be delivered to the Administrative Agent in the form received, duly indorsed to the Administrative Agent, if required, and applied as follows:

                  (a) First, to the payment in full of all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Administrative Agent or any Lender, or paid or incurred by Infogrames U.S. at any time after the Standstill Expiration Date, in connection with the collection of payments under this Guaranty or the protection of the rights and interests of the Administrative Agent, the Lenders or Infogrames U.S. hereunder, as the case may be;

                  (b) Second, to the Administrative Agent, for the ratable benefit of the Lenders and the Administrative Agent, until an aggregate of $75,000,000 of the Bank Obligations have been paid in full, such amounts to be applied to the Bank Obligations in accordance with
         Section 4.5 of the Credit Agreement;

                  (c) Third, on a pro rata basis (based upon the then outstanding aggregate amount of the Bank Obligations and the then outstanding aggregate amount of the Bridge Obligations other than the Bridge Obligations referenced in clause (d) below) to the Administrative Agent, for the ratable benefit of the Lenders and the Administrative Agent (such amounts to be applied to the Bank Obligations in accordance with Section 4.5 of the

         Credit Agreement), and to Infogrames U.S. (for application to the Bridge Obligations) until all of the Bank Obligations and all such Bridge Obligations have been paid in full;

                  (d) Fourth, to Infogrames U.S., all Bridge Obligations constituting obligations of the Borrower under the Infogrames Securities Purchase Agreement to pay or reimburse Infogrames or Infogrames U.S. for costs and expenses (including without limitation, reasonable fees and disbursements of counsel to Infogrames or Infogrames U.S.) incurred or paid by Infogrames or Infogrames U.S. in connection with the Infogrames Securities Purchase Agreement other than any such costs and expenses relating to the Infogrames Bridge Loan; and

                  (e) Fifth, after the indefeasible payment in full of the Obligations, to the Borrower or the applicable Guarantor, or its representative or as a court of competent jurisdiction may direct, any surplus then remaining.

                  SECTION 15. Priorities Regarding Guaranteed Obligations. (a) Without notice to or further assent by Infogrames U.S. and without modifying or limiting in any way the application of any payments under this Guaranty on account of the Guaranteed Obligations in accordance with Section 14:

                  (i) any demand for payment of any Bank Obligations made by the Administrative Agent or the Lenders may be rescinded in whole or in part by such Lenders, and any Bank Obligations may be continued, and the Bank Obligations, or the liability of the Borrower or any other Grantor for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Borrower or any other Grantor with respect to such Bank Obligations under the Credit Agreement or any other Loan Document may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent, acting at the direction of the Lenders pursuant to the Credit Agreement; and

                  (ii) the Credit Agreement and any other Loan Document may be amended, modified, supplemented or terminated, in whole or in part, in each case in respect of the Bank Obligations, and any Collateral may be exchanged, waived, surrendered or released, in each case in respect of the Bank Obligations.

                  (b) The terms of this Section 15 and the application of any payments under this Guaranty on account of the Guaranteed Obligations in accordance with Section 14 shall not be affected by any exercise of, or failure to exercise, any right, power or remedy, or any waiver, consent release, increase, extension, renewal, modification, delay or non-perfection under or in respect of the Bank Obligations, this Guaranty, the other Loan Documents, the Bridge Obligations or the other Infogrames Bridge Loan Documents. The Bank Obligations shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings among the Administrative Agent and the Lenders on the one hand, and Infogrames U.S. on the other hand, shall be deemed to have been consummated in reliance upon this Guaranty.

                  SECTION 16. Standstill Period in Respect of Bridge Obligations. (a) Notwithstanding anything to the contrary contained in this Guaranty, any other Loan Document or any other Infogrames Bridge Loan Document, Infogrames U.S. agrees and acknowledges that prior to the earlier of September 30, 2000 or the nine (9) month anniversary of the date upon which the Transaction Documentation is terminated (such earlier date, the "Standstill Expiration Date"):

                  (i) other than (A) the right to receive payment in full of the Bridge Obligations on the Transaction Closing Date and (B) any right to receive payments on account of the Bridge Obligations in accordance with Section 14 (and the corresponding provisions of the other Loan Documents and Infogrames Bridge Loan Documents), Infogrames U.S. shall not, nor shall it seek to make demand or otherwise, exercise or enforce any right or remedy under this Guaranty, any other Infogrames Bridge Loan Document or applicable law with respect to the Bridge Obligations, including without limitation, to institute any action or proceeding with respect to such rights or remedies or to contest, protest or object to any exercise of rights or enforcement of remedies by the Administrative Agent;

                  (ii) Infogrames U.S. will not interfere with, seek to enjoin or invoke or utilize any provision of any document, law or equitable principle which might prevent, delay or impede the enforcement (in the discretion of the Administrative Agent, acting at the direction of the Required Lenders) of the rights of the Administrative Agent under this Guaranty or any other Loan Document or applicable law;

                  (iii) in exercising rights and remedies under this Guaranty, the Administrative Agent and the Lenders may enforce the provisions of this Guaranty and exercise remedies hereunder and under any other Loan Document or applicable law (or refrain from enforcing such rights and exercising such remedies), all in such order and in such manner as they may determine in the exercise of their sole discretion, and such exercise and enforcement of rights and remedies shall include incurring expenses in connection with such exercise of rights and remedies.

                  (b) On and after the Standstill Expiration Date the provisions of Section 16(a) above shall no longer apply and Infogrames U.S. may at any time after the occurrence and during the continuance of an Event of Default under the Infogrames Bridge Loan Documents, but subject to Section 14 with respect to the application of payments in respect of the Guaranteed Obligations, exercise or enforce any right or remedy under applicable law in respect of the Bridge Obligations.

                  SECTION 17. Termination of Bridge Obligations. Upon payment in full of the Bridge Obligations on the Transaction Closing Date, the Guaranteed Obligations in respect of the Bridge Obligations shall be automatically terminated and released, Infogrames U.S. shall cease to be a party to this Guaranty and Infogrames U.S. will, at the Administrative Agent's request and at the expense of the Borrower, execute and deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably request to evidence such termination and release.

                  SECTION 18. Expenses. All reasonable costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Administrative Agent, any Lender or Infogrames U.S. in enforcing or protecting their rights or remedies hereunder shall be payable by the Guarantors on demand and shall bear interest (after as well as before judgment) until paid at the rate then applicable to Base Rate Loans (as defined in the Credit Agreement) and shall be additional Guaranteed Obligations hereunder.

                  SECTION 19. Notices. All notices and communications to the Administrative Agent, a Lender or a Guarantor shall be made in accordance with
Section 13.1 of the Credit Agreement and given to the addresses or transmission numbers for notices set forth in the Credit Agreement, in the case of the Administrative Agent or a Lender, or under its signature below, in the case of a Guarantor. All notices and communications to Infogrames U.S. shall be made in accordance with the Infogrames Bridge Loan Note and given to the address or transmission number for notices set forth therein

                  SECTION 20. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent, the Lenders and Infogrames U.S. and their permitted successors and assigns, and in the event of an assignment of all or any of the Guaranteed Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding on each Guarantor and its successors and assigns; provided that no Guarantor may assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Lenders and Infogrames U.S..

                  SECTION 21. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Guaranty may be amended or waived, nor may any consent be given, except in the manner set forth in Section 13.11 of the Credit Agreement, except that any such amendment, waiver or consent affecting the Guaranteed Obligations in respect of the Bridge Obligations may not be made without the consent of Infogrames U.S.

                  SECTION 22. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Guaranteed Obligations are irrevocable and powers coupled with an interest.

                  SECTION 23. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 24. Consent to Jurisdiction. Each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty, the other Loan Documents and the other Infogrames Bridge Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  SECTION 25. Waiver of Jury Trial. EACH OF THE GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INFOGRAMES BRIDGE LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  SECTION 26. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent, the Lenders and Infogrames U.S. in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 27. Headings. The various headings of this Guaranty are inserted for convenience only and shall not affect the meaning or interpretation of this Guaranty or any provisions hereof.

                  SECTION 28. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.


                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.



                              HUMONGOUS ENTERTAINMENT, INC.


                              By:________________________________
                                 Name:
                                 Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590



                              WIZARDWORKS GROUP, INC.


                              By:________________________________
                                 Name:
                                 Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590

                              SINGLETRAC ENTERTAINMENT TECHNOLOGIES, INC.


                              By:________________________________
                                 Name:
                                 Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590




                              SWAN ACQUISITION CORP.


                              By:________________________________
                                 Name:
                                 Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590

                              CANDEL INC.


                              By:________________________________
                                 Name:
                                 Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590



                              FORMGEN, INC.


                              By:________________________________
                                 Name:
                                 Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590

                              GOLD MEDALLION SOFTWARE INC.


                              By:________________________________
                                  Name:
                                  Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590



                              MEDIATECHNICS, LTD.


                              By:________________________________
                                  Name:
                                  Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590

                              LEGEND ENTERTAINMENT COMPANY LLC


                              By:________________________________
                                  Name:
                                  Title:

                              Address for notices:

                                 417 Fifth Avenue, 8th Floor
                                 New York, New York 10016
                                 Attention:  Chairman & CEO of GT Interactive
                                               Software Corp.
                                 Telephone:  212-726-6500
                                 Telecopy:   212-726-6590

FIRST UNION NATIONAL BANK,
as Administrative Agent


By:____________________________________
   Name:
   Title:


CALIFORNIA U.S. HOLDINGS, INC.


By:_____________________________________
   Name:
   Title: